Execution Version
AMENDMENT TO THE FIFTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS AMENDMENT TO THE FIFTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made by and between Oasis Petroleum Inc., a Delaware corporation (the “Company”), and Taylor L. Reid (“Employee”), effective as of September 29, 2020 (the “Effective Date”), and is intended to modify the Fifth Amended and Restated Employment Agreement, effective as of March 20, 2018 (the “Employment Agreement”) made by and between the Company and Employee. Any capitalized term not defined herein will have the meaning ascribed to such term in the Employment Agreement.
WHEREAS, the Company and Employee desire to amend the Employment Agreement in accordance with Section 9(a) of the Employment Agreement, as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that parties hereto agree as follows:
1.This Amendment constitutes the Company’s notice pursuant to Section 1 of the Employment Agreement of its desire to extend to term of the Employment Agreement.
2.The Company and Employee hereby agree that term of the Employment Agreement shall be extended through March 20, 2024 and the period from March 20, 2021 through March 20, 2024 shall be an Extension Term for purposes of Section 1 of the Employment Agreement.
Except as expressly hereby amended, the Employment Agreement will remain in full force and effect in accordance with the terms thereof. To the extent a conflict arises between the terms of the Employment Agreement and this Amendment, the terms of this Amendment will prevail.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

OASIS PETROLEUM INC.
By: /s/ Nickolas J. Lorentzatos
Name: Nickolas J. Lorentzatos
Title: Executive Vice President & General
Counsel
EMPLOYEE
By: /s/ Taylor L. Reid
Name: Taylor L. Reid